Exhibit 10.1

EMPLOYMENT AGREEMENT

This AGREEMENT is made as of this 27th day of September, 2006, by and among PARTNERS TRUST BANK, a federally chartered stock savings bank (the "Employer") and a wholly owned subsidiary of PARTNERS trust financial group, inc., a Delaware corporation ("Partners Trust"), and AMIE ESTRELLA, an individual residing in Sherrill, New York (the "Executive").

WHEREAS, the Executive is serving as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Employer and Partners Trust;

WHEREAS, the Board of Directors of the Employer and Partners Trust, have approved and authorized the Employer to enter into this Agreement with the Executive; and

WHEREAS, the parties desire to enter into this Agreement, setting forth the terms and conditions for the employment relationship of the Executive with the Employer;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The initial term of employment under this Agreement shall be for the period commencing on the date hereof and ending on March 31, 2008 (the "Initial Term"). Subject to annual review and approval by the Board of Directors of the Employer, this Agreement may be extended by written notice from the Employer to the Executive for an additional consecutive 12-month period (the "Extended Term") no later than March 31, 2007 and every subsequent March thereafter, unless the Executive has given contrary written notice to the Employer at least 90 days before any such renewal date. The Initial Term and all such Extended Terms are collectively referred to herein as the "Employment Term."

(b) Duties. The Executive is employed as Senior Vice President, Chief Financial Officer and Corporate Secretary during the Employment Term. As Senior Vice President, Chief Financial Officer and Corporate Secretary, the Executive shall render executive, policy and other management services to the Employer consistent with the Executive's position and experience and of the type customarily performed by persons serving in a similar Senior Vice President, Chief Financial Officer and Corporate Secretary capacity, and shall be responsible for implementing the policies of the employer, and shall report to the person(s) designated by the Board of Directors of the Employer to give direction to the Executive. During the Employment Term, there shall be no material decrease in the duties and responsibilities of the Executive otherwise than as provided herein, unless the parties otherwise agree in writing; provided, that if the Executive temporarily assumes some or all of the duties and responsibilities of another key executive of the Employer due to such key executive's death, disability or termination of employment, the reassignment of such duties and responsibilities back to the key executive or his or her replacement shall not constitute a material decrease in the duties and responsibilities of the Executive. During the Employment Term, the Executive shall not be required to relocate, without her consent, her place of employment to a location more than 90 miles away from the Employer's Utica, New York headquarters location to perform her duties hereunder, except for reasonably required travel by the Executive on the business of the Employer. The Executive is encouraged to affiliate with professional associations, business and civic organizations in support of her role as Senior Vice President, Chief Financial Officer and Corporate Secretary, provided that Executive's involvement in such activities does not adversely affect the performance of her duties on behalf of the Employer.

2. Compensation and Benefits.

(a) Base Salary. The Executive shall initially be paid a base salary at an annualized rate of $130,000 (as may be adjusted from time to time in accordance with this Agreement, "Base Salary"), payable in accordance with the Employer's regular payroll practices for its executive employees. On an annual basis, prior to June 30 of each year during the Employment Term, the Executive's Base Salary shall be reviewed by the Chief Executive Officer in conjunction with the Board of Directors of the Employer and may be increased in the discretion of the Board of Directors of the Employer. In reviewing the Executive's Base Salary, the Chief Executive Officer and Board of Directors of the Employer shall consider the Executive's performance, scope of responsibility, and such other matters as they deem appropriate. The Base Salary of the Executive shall not be decreased at any time during the Employment Term from the amount then in effect, unless the Executive otherwise agrees in writing.

(b) Bonuses and Incentive Compensation. The Executive shall be eligible to participate with all other executive employees of the Employer in any bonus or other incentive programs as may be authorized and declared by the Employer for executive employees generally. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses and incentive programs when and as declared by the Board of Directors of the Employer. This provision shall not preclude the grant of any other bonus to the Executive as determined by the Board of Directors of the Employer.

(c) Benefit Plans. The Executive shall be eligible to participate in any employee pension benefit plans (as that term is defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs maintained by the Employer or Partners Trust for the benefit of its executive employees. The Executive's participation in any such benefit plans and programs shall be based on, and subject to satisfaction of, the eligibility requirements and other conditions of such plans and programs. If the Executive's employment by the Employer shall cease for any reason other than by voluntary termination (as described in Section 3(b) below) or for "Cause" (defined in Section 3(e) below), the Executive shall receive continued group life, health, dental, accident and long term disability insurance coverage for the remaining Employment Term, equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of her termination of employment, or, if her termination of employment occurs after a "Change of Control" (defined in Section 4(b) below), on the date of such Change of Control, whichever benefits are greater, if she had continued working for the Employer during the remaining Employment Term at the highest rate of salary achieved during the Employment Term, but taking into account any coverage provided from any subsequent employer.

(d) Expenses. The Executive is expected and is authorized to incur reasonable expenses in the performance of her duties hereunder, including the costs of business entertainment, travel, and attendance at conventions and meetings. The Employer shall reimburse the Executive for all such expenses promptly upon periodic presentation by the Executive of an itemized account of such expenses.

(e) Other Benefits. During the period of employment, the Executive shall also be entitled to receive the following benefits:

(i) Paid vacation of at least four weeks during each calendar year (prorated for partial years) (with no carry over of unused vacation to a subsequent year) and any holidays that may be provided to substantially all employees of the Employer in accordance with the Employer's holiday policy;

(ii) Reasonable sick leave consistent with the Employer's policy in that regard for other executive officers; and

(iii) Reimbursement of fees or dues (but not personal expenses) for one club membership of the Executive at dining or country clubs as may be beneficial to the Executive's roles with the Employer. The choice of clubs shall be subject to prior review and approval by the Chief Executive Officer of the Employer, and shall be subject to subsequent review and disapproval by the Chief Executive Officer.

3. Termination.

Prior to a Change of Control, the Executive's employment by the Employer shall be subject to termination as follows:

(a) Expiration of the Employment Term. The Executive's employment with the Employer shall not terminate prior to the expiration of the established term, except as provided below in Section 3.

(b) Voluntary Termination. The Executive may terminate this Agreement upon not less than 60 days prior written notice delivered to the Employer, in which event the Executive shall be entitled only to the compensation and benefits the Executive has earned or accrued through the effective date of the voluntary termination.

(c) Termination Upon Death. This Agreement shall terminate upon the Executive's death. In the event this Agreement is terminated as a result of the Executive's death, the Employer shall continue payments of the Executive's Base Salary which should have otherwise been due for a period of 30 days following the Executive's death to the Executive's estate.

(d) Termination Upon Disability. The Employer may terminate this Agreement upon the Executive's disability. For purposes of this Agreement, the Executive's inability to perform the Executive's duties hereunder by reason of physical or mental illness or injury for a period of 26 consecutive weeks that follows the Executive's use of all available sick leave (the "Disability Period") shall constitute disability. The determination of disability shall be made by a physician selected by the Employer. During the Disability Period, the Executive shall be entitled to 100% of the Executive's Base Salary otherwise payable during that period, reduced by any other Employer provided benefits to which the Executive may be entitled with respect to the Disability Period which benefits are specifically payable solely on account of such disability (including, but not limited to, benefits provided under any disability insurance policy or program, worker's compensation law, or any other benefit program or arrangement).

(e) Termination for Cause. The Employer may terminate the Executive's employment for Cause by written notice to the Executive. For purposes of this Agreement, "Cause" shall mean the Executive's (1) personal dishonesty, incompetence, willful misconduct; (2) breach of fiduciary duty involving personal profit, intentional failure to perform material stated duties; (3) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses); (4) being a specific subject of a final cease and desist order from, written agreement with, or other order or supervisory direction from, any federal or state regulatory authority; or (5) conduct tending to bring the Employer or Partners Trust into substantial public disgrace or disrepute. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry; provided, it shall be the burden of the Employer to prove the alleged acts and omissions and the prevailing nature of the standards the Employer shall have alleged are violated by such acts or omissions.

Notwithstanding any other term or provision of this Agreement to the contrary, if the Executive's employment is terminated for Cause, the Executive shall forfeit all rights to payments and benefits otherwise provided pursuant to this Agreement; provided, however, that Base Salary shall be paid through the date of termination.

(f) Termination Without Cause. The Employer may terminate the Executive's employment for reasons other than Cause upon not less than 60 days prior written notice delivered to the Executive, in which event the Employer shall pay to the Executive, within 30 days of the date of termination, a lump sum payment equal to the unpaid Base Salary that would have been paid to or earned by the Executive pursuant to this Agreement, if the Executive had remained employed under the terms of this Agreement through the end of the Initial Term, or for a period of 12 months following the date of termination, whichever period is longer. If the Executive terminates her employment with the Employer during the Employment Term for "Good Reason" (defined in Section 4(c) below), other than following a Change of Control, such termination shall be deemed to have been a termination by the Employer of the Executive's employment without Cause.

(g) Change of Control. If the Executive's employment by the Employer shall cease for any reason other than Cause within six months prior to, or 24 months following, a Change of Control that occurs during the Employment Term, the provisions of paragraph 4 below shall apply.

(h) Resignation. Effective upon the Executive's termination of employment for any reason, the Executive hereby resigns from any and all offices and positions related to the Executive's employment with the Employer and any subsidiaries or affiliates thereof, and held by the Executive at the time of termination.

(i) Regulatory Limits. Notwithstanding any other provision in this Agreement, (i) the Employer may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were for Cause under Section 3(e) hereof, to the extent required by the applicable Federal or state related to banking, deposit insurance or bank or savings institution holding companies or by regulations or orders issued by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other state or federal banking regulatory agency having jurisdiction over Partners Trust or the Employer and (ii) no payment shall be required to be made to or for the benefit of the Executive under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Employer's burden to prove that any such action was so required.

(j) No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

4. Termination Following a Change of Control.

(a) In the event the Employer terminates the Executive's employment, or the Executive terminates employment with Good Reason, in either case within six months prior to, or 24 months after, a Change of Control, the Employer shall, within 60 days of termination, pay to the Executive a lump sum cash payment equal to 2.0 times the average annual compensation paid to the Executive by Employer and included in the Executive's gross income for income tax purposes during the five full calendar years, or shorter period of employment, that immediately precede the year during which the Change of Control occurs.

(b) For purposes of this Agreement, a "Change of Control" shall mean:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Partners Trust (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of Partners Trust entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Partners Trust or the Employer, (ii) any acquisition by Partners Trust or the Employer, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Partners Trust or the Employer or any other corporation controlled by Partners Trust or the Employer, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 4(c); or

(2) Individuals who, as of the date hereof, constitute the Board of Directors of Partners Trust (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors (the "Partners Trust Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Partners Trust's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Partners Trust Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Partners Trust (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Partners Trust or all or substantially all of Partners Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Partners Trust, the Employer, such corporation resulting from such Business Combination or a corporation controlled by any of them) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of Partners Trust of a complete liquidation or dissolution of Partners Trust without the establishment of a successor corporation.

(c) "Good Reason" shall mean

(1) the assignment to the Executive by the Employer of duties materially inconsistent with the Executive's position, duties, responsibilities, and status with the Employer, a material adverse change in the Executive's titles or offices, any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of her employment for Cause, or any action that would have a material adverse effect on the physical conditions in which the Executive performs her employment duties; provided, however, that the temporary assignment of some or all of the duties normally performed by another key executive due to the key executive's death, disability or termination of employment shall not constitute an assignment to the Executive by the Employer of duties materially inconsistent with the Executive's position, duties, responsibilities, and status with the Employer;

(2) a reduction by the Employer in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time during the Employment Term;

(3) the taking of any action by the Employer or the Bank that would materially adversely affect the Executive's participation in or materially reduce the Executive's benefits under any employee benefit plan on a basis different than other executives of the Employer generally or deprive the Executive of any material fringe benefit enjoyed by the Executive;

(4) any requirement that the Executive relocate to any place more than 90 miles away from the Employer's Utica, New York location to perform her duties hereunder, except for reasonably required travel by the Executive on the business of the Employer;

(5) any other action or inaction that constitutes a material breach by the Employer of this Agreement;

(6) any failure by the Employer to obtain the assumption of this Agreement by any acquirors, successors or assigns of the Employer; or

(7) if the Employer renews this Agreement pursuant to Section 1 hereof, any failure by the Employer to renew this Agreement for a period of at least one (1) year.

(d) It is the intention of the parties hereto that the payments and other compensation provided for herein are reasonable compensation for Executive's services to the Employer and shall not constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations thereunder. In the event that the Employer's independent accountants acting as auditors for the Employer determine that the payments provided for herein under Section 4 hereof constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, then the compensation payable under Section 4 hereof shall be reduced by the Employer in its sole discretion to the point that such compensation shall not qualify as an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder.

5. Covenants.

(a) Confidentiality. The Executive shall not, without the prior written consent of the Employer, disclose or use in any way, either during the Employment Term or thereafter, except as required in the course of her employment by Employer, any confidential business or technical information or trade secret acquired in the course of the Executive's employment by the Employer. The Executive acknowledges and agrees that it would be difficult to fully compensate the Employer for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that the Employer shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish the Employer's right to claim and recover damages. The Executive covenants to use her best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employer or Employer's affiliates, or any of their dealings, transactions or affairs which may come to the Executive's knowledge in the pursuance of her duties or employment.

(b) No Competition. The Executive's employment is subject to the condition that during the term of her employment hereunder and for a period of 12 months following the date her employment ceases for any reason (the "Date of Termination") except within six months prior to, or 12 months following, a Change of Control (described in Section 4), the Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in the banking industry or with any other business conducted by the Employer, Partners Trust or by any group, affiliate, division or subsidiary of the Employer or Partners Trust, in any area or market where such business is being conducted at the Date of Termination. The Executive shall keep the Employer fully advised as to any activity, interest, or investment the Executive may have in any way related to the banking industry. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, (i) no business shall be deemed to be a business conducted by the Employer or any group, division, affiliate or subsidiary of the Employer unless 5% or more of the Employer's consolidated gross sales or operating revenues is derived from, or 5% or more of such Employer's consolidated assets are devoted to, such business; (ii) no business shall be deemed to be a business conducted by Partners Trust or any group, division, affiliate or subsidiary of Partners Trust unless 5% or more of Partners Trust's consolidated gross sales or operating revenues is derived from, or 5% or more of such Partners Trust's consolidated assets are devoted to, such business, (iii) no business conducted by any entity by which the Executive is employed or in which he is interested or with which she is connected or associated shall be deemed competitive with any business conducted by the Employer or Partners Trust or any group, division or subsidiary of such Employer or Partners Trust unless it is one from which 2% or more of its consolidated gross sales or operating revenues is derived, or to which 2% or more of its consolidated assets are devoted; and (iv) no business which is conducted by the Employer or Partners Trust at the Date of Termination and which subsequently is sold by the Employer or Partners Trust shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph. Ownership of not more than 1% of the voting stock of any entity shall not constitute a violation of this subsection.

(c) Non-Solicitation. At all times while the Executive is employed by the Employer and for a one (1) year period after the termination of the Executive's employment with the Employer for any reason, the Executive shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity: (i) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Employer or Partners Trust, unless such employee or former employee has not been employed by the Employer or Partners Trust for a period in excess of six (6) months; or (ii) call on, solicit or accept any business from any of the actual or targeted prospective customers of the Employer or Partners Trust on behalf of any person or entity in connection with any business in competition with the business of the Employer or Partners Trust.

(d) Termination of Payments. Upon the breach by the Executive of any covenant under this Section 5, the Employer may terminate, offset or recover from the Executive immediately any and all benefits paid to the Executive pursuant to this Agreement, in addition to any and all other remedies available to the Employer under the law or in equity.

(e) Modification. Although the parties consider the restrictions contained in this Section 5 reasonable as to protected business, duration, and geographic area, in the event that any court of competent jurisdiction deems them to be unreasonable, then such restrictions shall apply to the broadest business, longest period, and largest geographic territory as may be considered reasonable by such court, and this Section 5, as so amended, shall be enforced.

(f) Other Agreements. The Executive represents and warrants that neither the Executive's employment with the Employer nor the Executive's performance of her obligations hereunder will conflict with or violate the Executive's obligations under the terms of any agreement with a previous employer or other party including agreements to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

6. Withholding.

The Employer shall deduct and withhold from compensation and benefits provided under this Agreement all necessary income and employment taxes and any other similar sums required by law to be withheld.

7. Rules, Regulations and Policies.

The Executive shall use her best efforts to abide by and comply with all of the rules, regulations, and policies of the Employer, including without limitation the Employer's policy of strict adherence to, and compliance with, any and all requirements of the banking, securities, and antitrust laws and regulations.

8. Return of Employer's Property.

After the Executive has received notice of termination or at the end of her period of employment with Employer, whichever first occurs, the Executive shall immediately return to Employer all documents and other property in her possession belonging to Employer.

9. Construction and Severability.

The invalidity of any one or more provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions to this Agreement; and in the event that one or more provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this Agreement shall be construed as if such invalid provisions had not been inserted.

10. Governing Law.

This Agreement shall be governed by the laws of the United States, where applicable, and otherwise by the laws of the State of New York other than the choice of law rules thereof.

11. Assignability and Successors.

This Agreement may not be assigned by the Executive or the Employer, except that this Agreement shall be binding upon and shall inure to the benefit of the successor of the Employer through merger or corporate reorganization.

12. Counterparts.

This Agreement may be executed in counterparts (each of which need not be executed by each of the parties), which together shall constitute one and the same instrument.

13. Jurisdiction and Venue.

The jurisdiction of any proceeding between the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Oneida County. Each party shall be subject to the personal jurisdiction of the courts of New York State.

14. Indemnification and Insurance.

During the Employment Term and for a period of six years thereafter, the Employer shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained to insure officers against personal liability for acts or omissions in connection with service as a director or officer of Partners Trust or the Bank or any subsidiary or affiliate thereof or service in other capacities at the request of the Employer. The coverage provided to the Executive pursuant to this section shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers of the Employer.

To the maximum extent permitted under applicable law, during the Employment Term and for a period of 6 years thereafter, the Employer shall indemnify the Executive against and hold her harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any officer of the Employer or any subsidiary or affiliate thereof.

15. Notices.

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

(i) If to the Employer:

Partners Trust Bank

233 Genesee Street

Utica, NY 13501

Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Stuart G. Stein, Esq.

Hogan & Hartson, L.L.P.

555 13th Street, N.W.

Washington, DC 20004-1109

Fax: 202/637-5910

(ii) If to the Executive:

Amie Estrella

383 Sherrill Road

Sherrill_____, New York _13461___

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

16. Section 409A

It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code. To the extent such potential payments or benefits could become subject to such Section, the parties shall cooperate to amend this Agreement with the goal of giving the Executive the economic benefit described herein in a manner that does not result in such tax being imposed.

17. Miscellaneous.

This Agreement constitutes the entire understanding and Agreement between the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements.

This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto.

The services to be performed by the Executive are special and unique; it is agreed that any breach of this Agreement by the Executive shall entitle the Employer (or any successors or assigns of the Employer), in addition to any other legal remedies available to them, to apply to any court of competent jurisdiction to enjoin such breach.

* * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the date and year first above written.

PARTNERS TRUST FINANCIAL
GROUP, INC.

Attest:
/s/ Cheryl S. Kaelin

/s/ John A. Zawadzki
By: John A. Zawadzki
Its: President and CEO

/s/ Amie Estrella
Amie Estrella
Executive